Exhibit (d)(10)

THIRD AMENDMENT TO SCHEDULE A TO THE EXPENSE LIMITATION AGREEMENT

Fund	Share Class	Operating Expense Limit (%)	Initial Termination Date
Global Emerging Markets Sector Leader Fund	Class A	1.85%	August 31, 2012
	Class C	2.60%
	Class I	1.60%
Asia Sector Leader Fund	Class A	1.80%	August 31, 2012
	Class C	2.55%
	Class I	1.55%
China Sector Leader Fund	Class A	1.95%	August 31, 2012
	Class C	2.70%
	Class I	1.70%
Brazil Sector Leader Fund	Class A	1.75%	August 31, 2012
	Class C	2.50%
	Class I	1.50%
Global Emerging Markets Great Consumer Fund	Class A	1.85%	August 31, 2012
	Class C	2.60%
	Class I	1.60%
Asia Great Consumer Fund	Class A	1.80%	August 31, 2012
	Class C	2.55%
	Class I	1.55%
Korea Sector Leader Fund	Class A	1.75%	August 31, 2012
	Class C	2.50%
	Class I	1.50%
India Sector Leader Fund	Class A	1.95%	August 31, 2012
	Class C	2.70%
	Class I	1.70%
Global Sector Leader Fund	Class A	1.85%	August 31, 2012
	Class C	2.60%
	Class I	1.60%
Asia Small/Mid Cap Fund	Class A	1.80%	August 31, 2012
	Class C	2.55%
	Class I	1.55%
Global Dynamic Bond Fund	Class A	1.25%	August 31, 2013
	Class C	2.00%
	Class I	1.00%
Global Great Consumer Fund	Class A	1.85%	August 31, 2013
	Class C	2.60%
	Class I	1.60%

Date: July 21, 2010

Amended: April 5, 2011

Amended: December 19, 2011

IN WITNESS WHEREOF, the parties hereto cause this instrument to be executed as of the date above first written.

MIRAE ASSET DISCOVERY FUNDS		MIRAE ASSET GLOBAL INVESTMENTS (USA) LLC

By:	/s/ Joyce LaPreta	By:	/s/ Joon Kwun
Print Name:	Joyce LaPreta	Print Name:	Joon Kwun
Title:	Secretary	Title:	President & Chief Executive Officer